UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2023

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Drive, Westminster, CO, 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 3, 2023, Trimble Inc. (the “Company” or “Trimble”) and Trimble Trailblazer GmbH, a wholly owned subsidiary of the Company (the “Purchaser”), completed the previously announced acquisition of Transporeon, a Germany-based transportation management company that provides a platform for shippers, forwarders, carriers and retailers to move, manage and monitor freight, pursuant to the Sale and Purchase Agreement (the “Purchase Agreement”) with Spider Investments Luxembourg S.à r.l. (the “Seller”). Pursuant to the terms and conditions set forth in the Purchase Agreement, the Purchaser acquired from the Seller all of the issued and outstanding shares of TP Group Holding GmbH (“TP Group Holding”) and all of the issued and outstanding shares of Sixfold GmbH (“Sixfold”, together with “TP Group Holding” and each of their respective subsidiaries, the “Target Group Companies”), which own Transporeon (the “Acquisition”), for an aggregate purchase price of approximately €1.9 billion, which includes the repayment of the entire outstanding indebtedness of certain subsidiaries of the Target Group Companies as of the closing date of the Acquisition.
The Purchaser used a portion of the net proceeds from its recently completed offering of $800 million aggregate principal amount of 6.100% senior notes due 2033, together with borrowings under its new term loan facility, additional borrowings under its other credit facilities and cash on hand, to fund the cash consideration and other amounts payable under the Purchase Agreement.
This summary description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K/A filed on December 21, 2022.
Item 7.01 Regulation FD Disclosure.
On April 3, 2023, Trimble issued a press release announcing the closing of the Acquisition pursuant to the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of Trimble under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 3, 2023, issued by Trimble.
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: April 3, 2023	By:	/s/ DAVID G. BARNES
David G. Barnes Chief Financial Officer